Exhibit 10.2

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED KEY EXECUTIVE

EMPLOYMENT AND SEVERANCE AGREEMENT

THIS AMENDMENT to the Amended and Restated Key Executive Employment and Severance Agreement is made effective this 29th day of March, 2016, by and between Fiserv, Inc., a Wisconsin corporation (the “Company”), and Jeffery W. Yabuki (the “Executive”).

WHEREAS, the Executive and the Company entered into an Amended and Restated Key Executive Employment and Severance Agreement effective as of December 22, 2008 (the “KEESA”);

WHEREAS, in connection with an amendment to the Executive’s Amended and Restated Employment Agreement that will eliminate the gross-up currently provided thereunder for excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, the parties desire to make conforming changes to the KEESA.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1. Effective on the date hereof, the first sentence of Section 9(a)(iii) of the KEESA is amended by deleting the opening phrase “Subject to Section 26 of this Agreement…” and the final sentence of Section 26 of the KEESA is restated to read as follows:

In addition, in the event of a Covered Termination by the Executive for Good Reason or by the Company for reasons other than death, disability or Cause, such that the Executive is entitled to Accrued Benefits and the Termination Payment under this Agreement, the provisions of Section 9(a)(iii) hereof shall not apply and the benefits under this Agreement shall be subject to possible reduction in accordance with the provisions of Paragraph 5.2 of the Employment Agreement.

2. In all other respects, the KEESA shall remain in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

Fiserv, Inc.

By:	/s/ Lynn S. McCreary
Name: Lynn S. McCreary
Title: Chief Legal Officer and Corporate Secretary

/s/ Jeffery W. Yabuki
Jeffery W. Yabuki

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